                                                                   Exhibit 10.02


  Confidential Materials omitted and filed seperately with the Securities and
                Exchange Commission. Asterisks denote omissions.


                     CLINICAL SUPPLY AND PROCESS VALIDATION
                                    AGREEMENT

         THIS CLINICAL SUPPLY and PROCESS VALIDATION AGREEMENT (the "Agreement") is entered into as of this 6th day of July, 1998, by and between IMMULOGIC PHARMACEUTICAL CORPORATION, a Massachusetts corporation having an address at 610 Lincoln St., Waltham, MA 02154 ("ImmuLogic") and CHESAPEAKE BIOLOGICAL LABORATORIES, INC., a Maryland corporation having an address at 1111 South Paca Street, Baltimore, MD 21230 ("CBL"), with respect to the following:

                                    RECITALS

         A. ImmuLogic is in the business of developing and commercializing drug products.

         B. CBL is in the business of manufacturing, formulating, sterilizing, filling, and packaging liquid injectable drug products.

         C. ImmuLogic desires that CBL assist ImmuLogic in further development of the Product so that CBL can manufacture, formulate, fill, test and package ImmuLogic's Product, and CBL has agreed to do so subject to and upon the terms and conditions set forth herein and in the exhibits attached hereto and incorporated fully herein by this reference.

         D. ImmuLogic intends, upon successful completion of any requisite clinical trials, to file an application with the FDA to market the Product and to name, in that application, CBL as a manufacturing site for post-approval commercial production of the Product. Both CBL and ImmuLogic intend to execute a commercial supply agreement following CBL's successful validation of the production process for the Product and prior to ImmuLogic's filing of any application with the FDA for market approval of the Product.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the premises and the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         All references to particular Exhibits and Sections shall mean the Exhibits to, and Sections of, this Agreement, unless otherwise specified. For the purposes of this Agreement, the following words and phrases shall have the following meanings:

         1.01 "ACTIVE INGREDIENT" shall mean the active drug substance within the meaning of 21 CFR part 21 0.3(b)(7), or the biological products within the meaning of 21 CFR part 600.3(h), or its successor as in effect from time to time.

         1.02 "AFFILIATE" shall mean any corporation, firm, partnership or other entity, whether de jure or de facto, which directly or indirectly owns, is owned by or is under common ownership with a party to this Agreement to the extent of at least fifty percent (50%) of the equity having the power to vote on or direct the affairs of the entity and any person, firm, partnership, corporation or other entity actually controlled by, controlling or under common control of a party to this Agreement.

         1.03 "AGREEMENT" shall mean this Clinical Supply and Process Validation Agreement.

         1.04 "BATCH OR LOT" shall mean a single run of Product produced by a single execution of the instructions specified in the Batch Production and Control Record within the meaning of 21 CFR part 210.3(b)(2) and/or within the meaning of 21 CFR part 600.3(x), or its successor as in effect from time to time.

         1.05 "BATCH PRODUCTION AND CONTROL RECORD" OR "BATCH RECORD" shall mean the set of detailed processing instructions which are to be followed by CBL to produce one batch of Product within the meaning of 21 CFR part 211.188, or its successor as in effect from time to time.

         1.06 "FDA" shall mean the United States Food and Drug Administration.

         1.07 "GOOD MANUFACTURING PRACTICES (GMP)" or the letters "GMP" or"cGMP" shall mean the writings of the Code of Federal Regulations, Part 21, Section 210 and Section 211, or other sections so designated by the title "Good Manufacturing Practices" promulgated under the Federal Food, Drug and Cosmetic Act, as in effect from time to time.

         1.08 "MASTER PRODUCTION AND CONTROL RECORD" or "MASTER BATCH RECORD" shall mean a written description of the procedure to be followed for processing a batch of product including but not limited to a complete list of all active and inactive ingredients, components, weights and measures, descriptions of drug product containers, closures, packaging materials, and labeling and complete specifications for


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
each, within the meaning of 21 CFR part 211.186, or its successor as in effect from time to time.

         1.09 "MATERIALS" shall mean all active and inactive ingredients, chemicals, components, excipients, vials, stoppers, seals, labels, inserts, folding cartons and/or shipping cartons as are otherwise necessary to be utilized in the Processing and to meet the Specifications.

         1.10 "NEW DRUG APPLICATION (NDA)" shall mean that application, as specified in 21 CFR 314.50, submitted to the FDA requesting approval to market the Product. [If the Product is a biologic, the application as generally described under 21 CFR 601.2 is termed a Product License Application. (PLA)].

         1.11 "PROCESSING" shall mean processing Product in accordance with the Master Batch Record for the Product. "Processed" and "Process" shall have comparable meanings.

         1.12 "PRODUCTS" shall mean the drug products, cocaine vaccine and nicotine vaccine of ImmuLogic covered by this Agreement and produced as contemplated and pursuant to the Project Summary.

         1.13 "PROJECT SUMMARY" shall mean a document titled "Project Summary", attached to this Agreement as Exhibit Al and A2, which provides specific details about the work to be performed for ImmuLogic by CBL. Exhibit A2 will be attached at a later date when mutually approved by the parties.

         1.14 "SPECIFICATIONS" shall mean the acceptance criteria for the Product as set forth in the Project Summary and/or Master Batch Record or as developed in the course of the Agreement and mutually agreed upon in writing by the parties from time to time.

                                   ARTICLE II.

                             CLINICAL TRIAL SUPPLIES

         2.01 GOOD MANUFACTURING PRACTICES. CBL agrees that, subject to the terms and conditions of this Agreement, CBL shall manufacture, formulate, fill, and package the Product at a facility validated in accordance with FDA regulations, and shall produce the Product in accordance with cGMP, including without limitation adherence to appropriate quality assurance and quality control practices. So long and insofar as necessary to enable it to perform its obligations hereunder, CBL shall maintain its Annual Registration of Drug Establishment (form FDA 2656e or any successor form) granted by the FDA, updated and in good order and will make the


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
related license and copies of all related documents available to ImmuLogic and its designees for inspection, upon reasonable prior notice.

         2.02 SPECIFICATIONS. CBL agrees that all Product released will meet the Specifications. Any dispute as to whether the Product meets the Specifications will be resolved by independent third party test as set forth in Section 5.05.

         2.03 MASTER PRODUCTION RECORD. Subject to the terms and conditions of this Agreement, CBL agrees to produce Product in accordance with a Master Batch Record approved in writing by ImmuLogic. CBL further agrees that any substantive changes to the Master Batch Record and the production process must receive written approval of ImmuLogic prior to implementation, provided, however, that any approvals shall not be unreasonably withheld by ImmuLogic and the parties shall cooperate and act reasonably and in good faith in connection with their respective activities under this Section.

         2.04 IMMULOGIC SUPPLIED MATERIALS. ImmuLogic agrees to supply CBL with any Active Ingredient, any Materials, and any production equipment in each case to the extent specified in the Project Summary, in a timely manner so as not to impede CBL's ability to comply with its obligations hereunder. ImmuLogic shall retain title to any ImmuLogic supplied Active Ingredient and Materials including all intellectual property rights relating thereto, as well as production equipment, at all times. CBL will have the option to purchase equipment no longer needed for the completion of the work detailed in Exhibit Al and A2.

                                  ARTICLE III.
                               PROCESS VALIDATION

         3.01 PROCESS VALIDATION. CBL has relied upon the accuracy, completeness, and correctness of the data and information provided by ImmuLogic and the understanding that the Product can be produced in a stable form in accordance with typical and standard pharmaceutical production practices. CBL will proceed with reasonable promptness to perform its obligations according to Exhibits C1 and C2, but the parties acknowledge that process validation is a demanding effort and unanticipated events beyond the control of the parties may change the events and time schedule.

         3.02 CBL RESPONSIBILITIES. CBL shall provide reasonable assistance to ImmuLogic in its efforts to obtain and maintain all necessary regulatory approvals and permits relating to the production of Product at CBL facilities. Accordingly, insofar as relating to Product and CBL's production thereof, CBL shall permit ImmuLogic, upon reasonable notice and during reasonable business hours and so long as ImmuLogic does not interfere with CBL's day to day operations (i) to inspect CBL's production facilities, (ii) to review manufacturing and quality control records


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
relative to production by CBL of the Product, (iii) to audit CBL's production efforts in respect of the Product for compliance with FDA requirements, and (iv) to review any correspondence, reports, or other documents from CBL to the FDA, or from the FDA to CBL, related to the Product.

         3.03 IMMULOGIC RESPONSIBILITIES. ImmuLogic will be responsible for obtaining all Federal and International regulatory approvals or permits necessary for the production, distribution, use, and sale of the Product. Additionally, ImmuLogic will be responsible for all other regulatory requirements which are not specifically assigned to CBL in the Project Summary, including the payment of any FDA user fees or other fees associated with the review and approval to market the Product imposed by any regulatory agency. ImmuLogic agrees to supply CBL with any documents, information, and/or data specified as ImmuLogic responsibility in the Project Summary in a timely manner so as not to impede CBL's ability to comply with its obligations hereunder.

                                   ARTICLE IV.
                        ORDERS, PRICE, & TERMS OF PAYMENT

         4.01 PURCHASE ORDERS. Unless otherwise specified in the Project Summary, ImmuLogic shall submit a purchase order for Product(s) to CBL. Promptly after the receipt of such purchase order, CBL will inform ImmuLogic of the date by which CBL must receive from ImmuLogic any Active Ingredient and Materials to be supplied by ImmuLogic for use in Processing in order to fulfill the purchase order by the date specified by ImmuLogic.

         4.02 PRICE. The price to be paid by ImmuLogic to CBL during the term of this Agreement for all projects, validations, and each Batch of Product shall be as specified in Exhibit B. All prices are FOB CBL's facility in Baltimore, Maryland. Payment of all FDA fees specific to the Product will be the responsibility of ImmuLogic. CBL's price does not include any other testing, studies, product specific validations not presently required, or other activities which ImmuLogic may deem necessary but which are not required of CBL by this Agreement.

         4.03 INVOICES. The invoice for the total amount shall be payable by ImmuLogic to CBL within the terms of the Payment Schedule on Exhibit B. If ImmuLogic requests or causes CBL to hold a Batch of Product for more than seven days beyond when CBL could otherwise deliver pursuant to the terms of the purchase order, ImmuLogic will be invoiced and payment terms will begin as directed by the Payment Schedule.


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
                                   ARTICLE V.
                       SHIPMENTS, INSPECTION, & ACCEPTANCE

         5.01 SHIPMENTS. CBL shall ship at ImmuLogic's expense the Product to ImmuLogic or such destination(s) as ImmuLogic shall specify. A receipt signed by ImmuLogic or ImmuLogic's agent at such destination will constitute delivery and passage of title.

         5.02 INVENTORY IN QUARANTINE. ImmuLogic may request in writing that CBL ship the Product from CBL's inventory in quarantine, prior to the issuance by CBL's Quality Assurance Department of the appropriate release; however, ImmuLogic agrees not to introduce any of the Product into interstate commerce until the receipt of a proper quality control release applicable to the Product. Such a request will result in an invoice being sent as of the shipping date and commencement upon invoice delivery of the thirty (30) day payment terms. ImmuLogic shall indemnify and hold CBL harmless from any and all losses, damages, claims, or costs, including reasonable attorney's fees, which CBL may suffer or incur as a result of and arising out of the shipment or use of the Product pursuant to the request of ImmuLogic hereunder prior to its release by CBL's Quality Assurance Department.

         5.03 CERTIFICATE OF CONFORMANCE. Upon completion of filling, inspection, and quality assurance review, CBL shall promptly provide ImmuLogic a Certificate of Conformance for each Batch of Product shipped, certifying that the Product has met all Specifications set forth in this Agreement.

         5.04 INSPECTION. ImmuLogic shall inspect all shipments of Product received from CBL for proper labeling, packaging and count within fifteen (15) days of actual receipt of shipment at its designated receiving facility. However, any such inspection shall not relieve CBL of its obligation and warranties under this Agreement. If any portion of the Product received fails to conform with any applicable Specification, ImmuLogic may, subject to the terms of Section 5.05 hereof, reject the same within thirty (30) days of the date of actual receipt of (i) the Product; or (ii) a Certificate of Conformance.

         5.05 REJECTION. In any case where ImmuLogic expects to reject or otherwise make a claim against CBL with respect to damaged or otherwise nonconforming Product, ImmuLogic shall notify CBL of such expected rejection and CBL shall be offered a reasonable opportunity to offer proof or evidence as to why such Product should not be rejected and to inspect and/or test such Product. In the event of any dispute as to whether the Product may be rightfully rejected by ImmuLogic, such Product shall be tested for conformance with the applicable Specifications by an independent testing organization mutually acceptable to both parties which analysis shall be binding on ImmuLogic and CBL solely for the purpose of determining whether such Product may be rightfully rejected or not. The fees and expenses of


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
such independent testing organization shall be paid by the party against whom the determination is made. ImmuLogic shall not under any circumstances dispose of any Product claimed by ImmuLogic or determined by independent testing organization to be damaged or nonconforming, without CBL's prior written consent. All or part of any shipment of Product determined to have been rightfully rejected by ImmuLogic shall be held by ImmuLogic for disposal by CBL, at CBL's expense.

                                   ARTICLE VI.
                          REPRESENTATIONS & WARRANTIES

         6.01 CBL warrants that all Product delivered to ImmuLogic (or shipped to a third party at the direction of ImmuLogic) under this Agreement shall at the time of delivery, be free of defects in material and workmanship; meet the Specifications (except in the case of Product delivered in quarantine pursuant to Section 5.02, in which case it shall meet the specifications upon release from quarantine); and have been produced and maintained in conformance with cGMPs and other applicable FDA regulations.

         6.02 WARRANTIES BY IMMULOGIC. ImmuLogic warrants that its storage, labeling, distribution, use, and sale of Product complies and will comply with all applicable Federal, state and local laws, rules and regulations. If the Product is intended for distribution, use, and/or sale outside of the United States, ImmuLogic further warrants that all necessary US export licenses are in place or will be in place at the time of export and that the export, distribution and/or sale comply with all laws, rules and regulations of the country where the Product will be used. ImmuLogic represents and warrants to CBL that ImmuLogic is not aware that Product, or the processing or distribution thereof, will violate the intellectual property rights of any third party, and that ImmuLogic is not engaged in the theft or misuse of any third party's trade secret information regarding the processing or use or distribution of Product or Product, nor does ImmuLogic have notice of any claim of a third party regarding any such theft or misuse.

         6.03 LIMITATION ON WARRANTIES. THE WARRANTIES SET FORTH IN THIS ARTICLE VI ARE EXPRESSLY STATED AND IN LIEU OF AND EXCLUDE, AND THE PARTIES DO EXPRESSLY DISCLAIM, ALL OTHER WARRANTIES EXPRESSED OR IMPLIED, ARISING BY OPERATION OF LAW OR OTHERWISE, INCLUDING IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE AND ANY REPRESENTATION OR WARRANTY AS TO THE SUITABILITY OR EFFICACY OF PRODUCT.


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
                                  ARTICLE VII.
                      INDEMNITIES / LIMITATION ON LIABILITY

         7.01 INDEMNIFICATION BY CBL. CBL shall defend, indemnify, and hold ImmuLogic harmless from and against any and all claims, liability, damage, loss, cost and expenses (including reasonable attorney's fees) arising from any third party claims made or brought, or any proceedings of any sort initiated against ImmuLogic which arise out of CBL's breach of any obligations or warranty under this Agreement, subject, however, to the limitations set forth in Section 7.04 below.

         7.02 INDEMNIFICATION BY IMMULOGIC. ImmuLogic will defend, indemnify, and hold CBL harmless from and against any and all claims, liability, damage, loss, cost and expenses (including reasonable attorney's fees) resulting from any third party claims made or brought against, or proceedings of any sort initiated against CBL which (i) arise out of ImmuLogic's breach of any obligation under this Agreement or (ii) arise out of the promotion, distribution, sale or use by ImmuLogic or any third party of Product, including without limitation any product liability claim (except to the extent CBL is at fault or has failed to deliver or such Product in accordance with the Specifications), or (iii) arise out of any or are based upon any claim of violation by ImmuLogic of any, patent, trade secret or other intellectual property rights of any person or entity, subject, however, in each case to the limitation set forth in Section 7.04 below.

         7.03 CONDITIONS. Each party's indemnity obligations (the "Indemnifying Party") under Sections 7.01 and 7.02 are conditioned upon the other party (the "Indemnified Party") promptly notifying the Indemnifying Party of any such claim or proceeding in writing, tendering to the Indemnifying Party the opportunity to defend or settle such a claim or proceeding at its expense and cooperating with the Indemnifying Party (at the expense of the Indemnifying Party) in defending or settling any such claim or proceeding.

         7.04 LIMITATION ON LIABILITY. Anything herein to the contrary notwithstanding:

                  (i) Neither party hereto shall be liable to the other, or the successors or permitted assigns of the other, or any other person, for any loss of profits, loss of business or interruption of business, or for any indirect, incidental, special or consequential damages, costs, losses or expenses, suffered or incurred under this agreement or otherwise, even if advised of the possibility of such loss; and

                  (ii) CBL's liability for the replacement or for the cost or value of any Active Ingredient, Materials, or production equipment supplied to CBL hereunder by ImmuLogic, including but not limited to any Active Ingredient,

     Confidential Materials omitted and filed separately with the Securities and
                    Exchange Commission. Asterisks denote omissions.



         Materials, or production equipment lost or damaged or incorporated into any rejected or nonconforming Batch of Product, shall be limited to the actual value thereof, up to the extent of CBL's insurance coverage for property of others which has a dollar value of [****************] in the aggregate. ImmuLogic will be responsible to prove value of any claimed loss to CBL's insurance carrier for losses covered by CBL's insurance policy. The parties hereto agree that the limitation on liability provided for under the terms of this Section 7.04 is an integral part of the agreement of the parties as evidenced by this Agreement and that the parties are entering into this Agreement in reliance upon the terms and provisions of this Section 7.04, and that, but for such terms and provisions, the parties would not be entering into this Agreement.


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                                  ARTICLE VIII.

                                 CONFIDENTIALITY

         8.01 CONFIDENTIALITY. During the term of this Agreement and for a period of ten (10) years following termination of this Agreement, each party shall maintain in confidence all information and materials disclosed by the other party and marked as confidential or which the other party knows or has reason to know are or contain trade secrets or other proprietary information of the other, including without limitation the Specifications, Master Batch Record, and other information relating to the Product, and shall not use such trade secrets or proprietary information for any purpose except as permitted by this Agreement or disclose them to anyone other than those of its employees, consultants, agents or subcontractors as are necessary in connection with such party's activities as contemplated in this Agreement. Each party shall be responsible for ensuring compliance with these obligations by such party's employees, consultants, agents and subcontractors. Each party shall use a similar effort to that which it uses to protect its own most valuable trade secrets or proprietary information, which effort shall involve at least a reasonable standard of care, to ensure that its employees, consultants, agents and subcontractors do not disclose or make any unauthorized use of trade secrets or proprietary information of the other party. Each party shall notify the other promptly upon discovery of any unauthorized use or disclosure of the other's trade secrets or proprietary information.

         8.02 EXCEPTIONS. The obligations of confidentiality set forth in this Agreement shall not apply to the extent that (a) either party is required to disclose information by order or regulation of a governmental agency or a court of competent jurisdiction or (b) the recipient can demonstrate that (i) the disclosed information is in the public domain other than as a result of the actions of the recipient, its employees, consultants, agents or subcontractors in violation of this Agreement, (ii) the disclosed information was already rightfully known to the recipient (as shown by its written records) prior to the date of disclosure to the recipient in connection with the negotiation or performance of this Agreement or is developed or discovered by the recipient independently and without relying on or with reference to the disclosure of the information pursuant hereto, (iii) the disclosed information was received by the recipient on an unrestricted basis from a source unrelated to any party of this Agreement and not under a duty of confidentiality to the other party, or (iv) disclosure is required to be made to the FDA as part of the FDA's product approval process (or to an equivalent agency of a foreign country as part of such country's product approval process).

         8.03 INTELLECTUAL PROPERTY. All work, inventions, discoveries, developments, findings reports and drawings resulting from the work performed and in-so-far-as relating or directly or indirectly to the production and supply of the Product under this Agreement ("Development"), other than general pharmaceutical knowledge, techniques and technologies in the public domain ("the Excluded Items"), shall be the property of ImmuLogic, and CBL hereby assigns, transfers and conveys all of its right, title and interest in and to any and all Developments (other than the Excluded Items) to ImmuLogic. If requested, CBL will promptly assist ImmuLogic with any intellectual property filings related to Developments. ImmuLogic will pay CBL, at its standard labor rates, for CBL's efforts in such filings.

                                   ARTICLE IX.
                              TERM AND TERMINATION

         9.01 TERM. Unless terminated in accordance with the provisions of
Section 9.02, the term of this Agreement shall commence on the date hereof and continue for a period of four (4) years. The term of this Agreement may be extended by mutual written consent of both parties.

         9.02 TERMINATION. ImmuLogic may terminate this Agreement at any time upon written notice to CBL, subject to the obligations and duties set forth under Section 9.03 hereof. Furthermore this Agreement may be terminated by either party, in the event that the other party (a) files or has filed against it a petition under the Bankruptcy Act and if filed against it, such petition is not dismissed within 60 days, makes an assignment for the benefit of creditors, has a receiver appointed for it or a substantial part of its assets, or otherwise takes advantage of any statute or law designed for relief of debtors or (b) fails to perform or otherwise breaches any of its obligations hereunder, if, following the giving of notice by the terminating party of its intent to terminate and stating the grounds therefor, the party receiving such notice shall not have cured the failure or breach within thirty (30) days. In no event, however, shall such notice or intention to terminate be deemed to waive any rights to damages or any other remedy which the party giving notice of breach may have as a consequence of such failure or breach.

         9.03 OBLIGATIONS AND DUTIES UPON TERMINATION. If this Agreement is terminated, both parties shall be released from all obligations and duties imposed or assumed hereunder to the extent so terminated, except as expressly provided to the contrary in this Agreement, and except for their obligations under Article VIII. Upon termination, both parties shall cease any further use of the confidential information disclosed to the receiving party by the other party. Termination of this Agreement, for whatever reason, shall not affect the obligation of either party to make any payments for which it is liable prior to or upon such termination. Upon termination of this Agreement, ImmuLogic shall purchase from CBL, at CBL's cost, any Materials purchased for the Product which CBL has reasonably purchased or ordered (which order cannot be canceled) based upon Project Summary. CBL shall immediately ship such materials to ImmuLogic in accordance with ImmuLogic's instructions, provided that ImmuLogic has given reasonable assurance of payment for such items.


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
                                   ARTICLE X.
                                  MISCELLANEOUS

         10.01 EXCLUSIVE RIGHTS. ImmuLogic and its Affiliates will purchase Product and Product exclusively from CBL pursuant to the terms hereof for so long as this Agreement remains in effect. For so long as ImmuLogic is ordering and purchasing its requirements for Product exclusively from CBL, pursuant to the terms of this Agreement, neither CBL nor its Affiliates will, without the express written consent of ImmuLogic (i) manufacture or process the Product covered by this Agreement or (ii) enter into any agreement or arrangement with any other person, firm, corporation or entity to process and/or manufacture the Product covered by this Agreement, other than for ImmuLogic; provided, however, that CBL shall be relieved of its obligations under the foregoing clause of this
Section 10.01 with respect to the Product upon the earlier of (i) exercise by ImmuLogic of its rights under Section 9.02, or (ii) breach by ImmuLogic of any of its obligations hereunder and (iii) upon termination of this Agreement by CBL.

         10.02 INDEPENDENT CONTRACTOR. CBL shall at all times during the term of this Agreement be an independent contractor, maintaining sole and exclusive control over its personnel and operation. It is understood that all work performed by CBL shall meet specifications set forth in this Agreement, and the detailed manner and method of doing the same shall be under the control of CBL, ImmuLogic being interested only in the results obtained. At no time will either CBL or ImmuLogic hold itself out to be the agent, employee, lessee, sublessee, partner, or joint venturer of the other, and it is further understood and agreed between the parties that the full and exclusive relationship between them is that of an independent contractor. Nothing in this Agreement shall be construed to create any agency, employment, partnership, joint venture or similar relationship between the parties other than that of an independent contractor. Neither party shall have any right or authority whatsoever to incur any liability or obligation (express or implied) or otherwise act in any manner in the name or on the behalf of the other, or to make any promise, warranty or representation binding on the other. All data, studies, protocols, report, and documents prepared pursuant to this Agreement will become the property of ImmuLogic. CBL and ImmuLogic agree not to use or refer to, the other without prior written permission, in any public statements, whether oral or written, related to this Agreement.

         10.03 INSURANCE; LIABILITY TO THIRD PERSONS. CBL and ImmuLogic, each at their own expense, shall obtain and thereafter maintain workers' compensation, and comprehensive general liability (bodily injury and property damage) insurance, with respect to performance under this Agreement. Each party shall give the other or its representative immediately notice of any suit or action filed, or prompt notice of any claim made, against them arising out of the performance of this Agreement.


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
  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


         10.04 PRODUCT LIABILITY INSURANCE. ImmuLogic and CBL each agree at its own expense to maintain Product Liability insurance coverage of at least [**** *******] and to include the other as an additional named insured on the policy. ImmuLogic and CBL will provide a Certificate of Insurance to the other upon request, and such coverage will remain in effect indefinitely and so long as either party has product liability exposure for any Product manufactured for ImmuLogic. If such Product Liability insurance is underwritten on a "claims made" basis, ImmuLogic and CBL agree that any change in underwriters during the term of this agreement will require the purchase of "prior acts" coverage to ensure that coverage will be continuous throughout the term of this Agreement.

         10.05 GOVERNING LAW. This Agreement shall be construed, and legal relations between the parties hereto shall be determined, in accordance with the laws of the State of Maryland applicable to contracts solely executed and wholly to be performed within the State of Maryland without giving effect to the principles of conflicts of laws.

         10.06 ARBITRATION. Any controversy or dispute by and between the parties hereto or any of their Affiliates arising out of this Agreement which is not resolved in good faith by the parties within sixty (60) days of first becoming known to both parties, except as otherwise may be specifically provided herein with respect to resort to remedies of injunction or other court order, shall be submitted to binding arbitration in accordance with the Commercial Arbitration Rules then pertaining of the American Arbitration Association, and judgment upon the award rendered thereby may be entered in any court having jurisdiction thereof. The place for arbitration shall be Baltimore, Maryland. In any arbitration pursuant to this Section, the award shall be rendered by a majority of the members of a board of arbitration consisting of three members, one being appointed by each party and the third being appointed by mutual agreement of the two arbitrators appointed by the parties. Nothing in this Agreement shall be construed or interpreted as granting the arbitrators the power to award punitive damages as part of any award rendered relating to this Agreement or the transactions contemplated hereby. The costs and expenses of such arbitration shall be shared equally by the parties.

         10.07 NOTICE. All notices or communication required or permitted to be given by either party hereunder shall be deemed sufficiently given if mailed by registered mail or certified mail or sent by overnight courier, such as Federal Express, to the other party at its respective address set forth below or to such other address as one party shall give notice of to the other from time to time hereunder. Mailed notices shall be deemed to be received on the third business day following the date of mailing. Notices sent by overnight courier shall be deemed received the following business day.

If to ImmuLogic:

                  ImmuLogic Pharmaceutical Corporation
                  610 Lincoln St.
                  Waltham, MA 02154
                  Attn:    J. Joseph Marr, M.D., President

If to CBL:        Chesapeake Biological Laboratories, Inc.
                  1111 South Paca Street
                  Baltimore, MD 21230-2591
                  Attn: John C. Weiss, Ill, President

         10.08 COMPLIANCE WITH ALL LAWS. In all activities undertaken pursuant to this Agreement, both CBL and ImmuLogic covenant and agree that each will in all material respects comply with such Federal, state and local laws and statutes, as may be in effect at the time of performance and all valid rules, regulations and orders thereof regulating such activities.

         10.09 SUCCESSORS AND ASSIGNS. Neither this Agreement nor any of the rights or obligations created herein, except for the right to receive any remuneration hereunder, may be assigned by either party, in whole or in part, without the prior written consent of the other party, except that either party shall be free to assign this Agreement in connection with any sale of substantially all of its assets or a merger without the consent of the other party. This Agreement shall bind and inure to the benefit of the successors and permitted assigns of the parties hereto.

         10.10 NO WAIVERS; SEVERABILITY. No waiver of any breach of this Agreement shall constitute a waiver of any other breach of the same or other provision of this Agreement, and no waiver shall be effective unless made in writing. Any provision hereof prohibited by or unenforceable under any applicable law of any jurisdiction shall as to such jurisdiction be deemed ineffective and deleted here from without affecting any other provision of this Agreement. It is the desire of the parties hereto that this Agreement be enforced to the maximum extent permitted by law, and should any provision contained herein be held by any governmental agency or court of competent jurisdiction to be void, illegal and unenforceable, the parties shall negotiate in good faith for a substitute term or provision which carries out the original intent of the parties. If the parties cannot reach agreement upon such a substitute term or provision within sixty (60) days after the original term or provision is held void, illegal or unenforceable, then the matter shall be settled by binding arbitration in accordance with Section 10.06.

         10.11 ENTIRE AGREEMENT; AMENDMENT. ImmuLogic and CBL acknowledge that they have read this entire Agreement and that this Agreement, including the attached Exhibits constitutes the entire understanding and contract between the parties hereto and supersedes any and all prior or contemporaneous oral or written communications with respect to the subject matter hereof, all of which communications are merged herein. It is expressly understood and agreed that (i) there being no expectations to the contrary between the parties hereto, no usage of trade, verbal agreement or another regular practice or method dealing within any industry or between the parties hereto shall be used to modify, interpret, supplement or alter in any manner the express terms of this Agreement; and (ii) this Agreement shall not be modified, amended or in any way altered except by an instrument in writing signed by both of the parties hereto.

         10.12 DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party hereto, shall impair any such right, power or remedy to such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or in any similar breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

         10.13 FORCE MAJEURE. If either party fails to fulfill its obligations hereunder (other than an obligation for the payment of money), when such failure is due to an act of God, or other circumstances beyond its reasonable control, including but not limited to fire, flood, civil commotion, riot, war (declared and undeclared), revolution, action by government including delays in obtaining governmental approvals or embargoes, then said failure shall be excused for the duration of such event and for such a time thereafter as is reasonable to enable the parties to resume performance under this Agreement.

         10.14 FURTHER ASSURANCES. Each party shall, at any time, and from to time, prior to or after the effective date of this Agreement, at reasonable request of the other party, execute and deliver to the other such instruments and documents and shall take such actions as may be reasonably required to more effectively carry out the terms of this Agreement.

         10.15 SURVIVAL. All representations, warranties, covenants and agreements made herein and which by their express terms or by implication are to be performed after the execution and or termination hereof, or are prospective in nature, shall survive such execution and/or termination, as the case may be.

         10.16 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement shall be construed as giving any person, firm, corporation or other entity, other than the parties hereto and their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

         10.17 HEADINGS. Section headings are for convenient reference and not a part of this Agreement. All Exhibits are incorporated herein by this reference.

         10.18 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which when taken together shall be deemed but one instrument.

         IN WITNESS WHEREOF, this Agreement shall take effect as of the date first written above when it has been executed below by the duly authorized representatives of the parties.

CHESAPEAK BIOLOGICAL LABORATORIES, INC.

By: /s/John C. Weiss
  Title: John C. Weiss, III, President

IMMULOGIC PHARMACEUTICAL CORPORATION

By: /s/J. Joseph Marr
  Title: J. Joseph Marr, M.D., President

Exhibits:

Exhibit A: Project Summary
Exhibit B: Pricing and Payment Schedule
Exhibit C: Timeline

                                   EXHIBIT A1

                            PROJECT SUMMARY DOCUMENT











Exhibit A1 contains Confidential Materials which have been omitted and filed separately with the Securities and Exchange Commission.

                                   EXHIBIT A2


                            PROJECT SUMMARY DOCUMENT






Exhibit A2 contains Confidential Materials which have been omitted and filed separately with the Securities and Exchange Commission.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                   EXHIBIT B

                                     Pricing

The project has been quoted within the context of the ten cost areas detailed below. Some of the costs are fixed and some are variable.

Costs have been broken down into ten areas.
1.  Fees
2.  Capital costs for equipment
3.  Manufacturing Labor and Materials for bulk Active
4.  Process Validation
5.  Assay Costs
6.  Regulatory Costs
7.  Area changed for cGMP compliance to bulk manufacturing regulations
8.  Final Fill into Vials
9.  Stability Studies
10. Miscellaneous



1.   FEES:
     Commencement Fee:     [**] per product (nonrefundable, due at contract
                           signing)

     Management Fee:       [**] per product year
     This management fee is a per year fee. This fee will be prorated to cover any partial year.

2. CAPITAL COSTS FOR EQUIPMENT. CBL will work with Immulogic to acquire cost-effective equipment as needed to perform the project. In some instances, Immulogic has extra equipment that can be moved to CBL without incurring capital expenses. In all cases, Immulogic can consult with CBL on what equipment to purchase for the purpose of adequately performing their work. Likely pieces of equipment identified at this time include the following:

     [**]
     Estimate = [**]      INVOICED AT [**]
     Immulogic to Cover [**].

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



3.   MANUFACTURING LABOR AND MATERIALS FOR BULK ACTIVE

     Labor Estimate = [**]                      INVOICED AT [**]
     Materials Estimate = [**]                  INVOICED AT [**]




4.   PROCESS VALIDATION: Bulk Active Validation: [**].

CBL anticipates that the costs associated with this validation are covered within the estimates for "Manufacturing Labor and Materials for Bulk Active" and "Assay Costs". We have estimated [**]. There may be additional lots, depending on the successful outcome of the demonstration lot and the validation lots following.

At the clinical scale, CBL does not anticipate validating the aseptic process for anything other than sterility. One Sterile manipulation media process is required annually to maintain the current validation and it will be charged at CBL's prevailing rate for media fills at the time. For the purpose of this proposal it is estimated at [**].

Validation of sterile fill for commercial scale has not been included in this Agreement. That would be part of a commercial Agreement.

5.   ASSAY COSTS (EXCLUDING CAPITAL EQUIPMENT).

Laboratory work will be invoiced at CBL Labor Rates with materials [**]. We have identified multiple areas of laboratory work defined as follows:


[**]


Labor + Materials Estimate = [**] per month for the first 4 months. These initial laboratory costs include substantial one time charged related to IQ/OQ of equipment, validation of assays, and preparation of new testing standards and testing protocols. Ongoing assay costs will occur with manufacture of lots, and is expected to be less than or about [**] per lot of bulk active.

                                        Labor:   [**]

                                        Materials:  [**]

6.   OTHER ANTICIPATED LABOR COSTS

     Preparation of Documents for Regulatory Filings: [**] for CMC preparation.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


     7. MANUFACTURING AREA CHANGES NEEDED TO COMPLY WITH BULK DRUG REGULATORY requirements include improvements to an existing class 100,000 area for the purpose of restricted access and better flow control. Also, CBL will require the installation of a suitable safe/vault for the purpose of storing the succinylnorcocaine in adherence with DEA regulations.

          Estimate = [**]              INVOICED [**]

     8. STERILE FILLING. [**]/[CLINICAL FILL] - [Unit Costing to be Developed For Commercial Mnfg.] - Beyond [**] units/fill, the price per unit will decrease while the price per lot will increase. These will be quoted separately.


     9. STABILITY STUDIES. Study Protocol, Study Management, Incubation in adherence with ICH guidelines and Reports are included for a fixed fee. Assay Costs are variable since the stability assays and their associated costs are yet to be considered.

          Stress Studies (1 month study)
            [**]
            Outside assays:             Invoiced [**]
            CBL assays:                 Invoiced [**]

          Accelerated (3 month study)
            [**]

            Price: [**]

            Outside assays:             Invoiced [**]
             CBL assays:                Invoiced [**}



          Ongoing (3 year study)
            [**]

            Price: [**]

            Outside assays:             Invoiced [**]
             CBL assays:                Invoiced [**}

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

     10. MISCELLANEOUS. Should related work arise, which has not been directly anticipated by this contact, then CBL and Immulogic will agree on the scope of work and L will charge Immulogic at the Labor Rates included below and CBL will charge Immulogic for materials at a rate of [**].

Labor Rates:

                    [**]

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                Payment Schedule

Fee                                   Amount                 Payment Term


[**]                                  [**]                   [**]

                                   EXHIBIT C1

                            TIMELINE FOR IPC-14,551






[Graph]

                                   EXHIBIT C2

                            TIMELINE FOR IPC-14,607



[Graph]